FORM 8-K


                       CURRENT REPORT PURSUANT TO SECTION
                          13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934.



       Date of report (Date of earliest event reported): January 15, 2004




                             Xtreme Companies, Inc.
                  ---------------------------------------------
              (Exact Name of Registrant as Specified in Its Charter)


           Nevada                                        88-0394012
--------------------------------              -----------------------------
(State  or  Other  Jurisdiction of          (I.R.S. Employer identification No.)
Incorporation  or  Organization)



       11782  Western  Ave.  Unit  18                         90680
         -------------------------                         ---------
(Address  of  principal  executive  offices)              (ZIP  Code)


                                 (714) 895-0944
                -------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




ITEM  1.     CHANGE  IN  CONTROL  OF  REGISTRANT

             None.

ITEM  2.    ACQUISITION  OR  DISPOSAL  OF  ASSETS

             None.

ITEM  3.    BANKRUPTCY  OR  RECEIVERSHIP

             NONE.



ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFIYING  ACCOUNTING

      The Registrant's certifying accounting firm, Beackstead and Watts, LLP was dismissed by the Registrant as the Registrant's principal independent accountant effective January 15, 2004.

The principal account's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was either modified as to the uncertainty, audit scope, or accounting principles.

The decision to change the accountants was approved by the Board of Directors of the Registrant.

During the Registrant's two most recent fiscal years and any subsequent interim period through the date of the principal accountant's termination on January 15, 2004, there were no disagreements with the former accountant on any mater of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s)in connection with its report.

Michael Johnson & Company, LLP and been engaged as the principal accountant to audit the Registrant's financial statements effective as of January 15, 2004.


ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

          NONE.

ITEM  6.  RESIGNATION  OF  REGISTRANT'S  DIRECTORS

          None.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statements  of  businesses  acquired:
     None.
(b)  Pro  forma  financial  information:
     None.

(c)  Exhibits:

4.1  Letter  on  Change  in  Certifying  Accountant


ITEM  8.  CHANGE  IN  FISCAL  YEAR

         None.

ITEM  9.  REGULATION  FD  DISCLOSURE

         None.



ITEM  10.     AMENDMENTS  TO  THE  REGISTRANT'S  CODE  OF ETHICS, OR WAIVER OF A
PROVISION  OF  THE  CODE  OF  ETHICS.

     None.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

     None.

ITEM  12.     RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         Xtreme  Companies,  Inc.
                  Date:  January  23,  2004
                   By:  /s/  Kevin  Ryan
                          -------------------
                         Kevin  Ryan
                         Chief  Executive  Officer/Director